Exhibit 23.1





               CONSENT OF INDEPENDENT ACCOUNTANTS



          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 10, 1995, which appears on page 52 of First Empire State Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.


          /s/Price Waterhouse LLP


          Buffalo, New York
          October 30, 1995